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                                                                    EXHIBIT 23.2



                                   CONSENT OF
                       INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Consultants' Stock Bonus of e.Digital Corporation (formerly Norris Communications, Inc.) of our report dated June 2, 1998 (except as to Note 18[b] which is as of June 12, 1998), with respect to the consolidated financial statements of e.Digital Corporation (formerly Norris Communications, Inc.) included in its Annual Report (Form 10-KSB) for the year ended March 31, 1998 filed with the Securities and Exchange Commission.



Vancouver, Canada,                           /s/ Ernst & Young LLP
April 22, 1999                               Chartered Accountants